Exhibit 15.1

[Letterhead of Maples and Calder]

Perfect World Co., Ltd.

8th Floor, Huakong Building

No. 1 Shangdi East Road, Haidian District

Beijing 100085, People’s Republic of China

June 19, 2009

Dear Sirs

Perfect World Co., Ltd.

We consent to the reference to our firm under the heading “Taxation” in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended 31 December 2008, which will be filed with the Securities and Exchange Commission in the month of June 2009.

Yours faithfully

/s/ Maples and Calder
Maples and Calder